                                AMERUS GROUP CO.

                              OFFICERS' CERTIFICATE

         Roger K. Brooks, the duly authorized Chairman, President, and Chief Executive Officer and Brenda J. Cushing, the duly authorized Senior Vice President and Controller of AmerUs Group Co. (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated May 18, 2003 and the resolutions of its Finance and Strategy Committee dated May 21, 2003 and Sections 2.01 and 3.01 of the Indenture defined herein, do hereby certify to Wachovia Bank, National Association (formerly First Union National Bank) (the "Trustee"), as Trustee under the Indenture of the Company dated as of June 16, 1998 (the "Indenture") that:

1. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Indenture and if not therein defined, the meanings given to them in the Purchase Contract Agreement, dated as of May 28, 2003, between the Company and Wachovia Bank, National Association, as purchase contract agent, and the Pledge Agreement, dated as of May 28, 2003, between the Company, BNY Midwest Trust Company, as collateral agent, custodial agent and securities intermediary, and Wachovia Bank, National Association, as purchase contract agent.

2. Title and Limitation on Principal Amount. The securities of the series described herein to be issued under the Indenture shall be designated "Senior Notes initially due 2008" ("Notes"). The Notes shall be limited in aggregate principal amount to $125,000,000 or $143,750,000 (if the overallotment option granted to the underwriters in connection with the initial sale of the Securities is exercised in full).

3. Maturity. The Notes shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon on the Maturity Date. The "Maturity Date" shall mean May 16, 2008 unless extended by the Company in connection with a successful remarketing of the Notes pursuant to the Remarketing Agreement; provided that, (i) in no event shall such extended Maturity Date be less than two years from the Reset Date, (ii) in connection with any successful remarketing of the Notes pursuant to the Remarketing Agreement, the Company shall have the right to extend the Maturity Date to a date that is two, three, five, seven or ten years from the Reset Date and (iii) if the Notes are not successfully remarketed by the third Business Day immediately preceding August 16, 2006, the Maturity Date shall be August 16, 2008.

4. Denominations. The Notes shall be issued in the denominations of $25 and in integral multiples thereof.

5.       Interest Rate and Determination of Reset Rate.

         (a) Interest Rate and Interest Payment Dates. The Notes shall bear interest at the per annum rate payable as follows: (A) quarterly in arrears at an initial rate of 5.5% per annum payable (i) each February 16, May 16, August 16 and November 16, commencing August 16, 2003 to (but excluding) the Reset Date or, if a Failed Remarketing occurs, to (but excluding) August 16, 2008 and (ii) from and after the Reset Date, if any, semiannually in arrears on the Subsequent Interest Payment Dates, at the Reset Rate (each an "Interest Payment Date") until the principal hereof is paid or made available for payment. If the Reset Date is not an Interest Payment Date, the Company shall pay to the holders of record of the Notes on the Regular Record Date preceding the Reset Date (as if the Reset Date was an Interest Payment Date) the accrued and unpaid interest from the most recent Interest Payment Date to, but excluding, such Reset Date at the rate of interest in effect on the Notes prior to the Reset Date. If the Reset Date is not an Interest Payment Date, the interest payment described in the previous sentence attributable to Notes pledged as collateral under the Pledge Agreement (the "Pledged Notes") and held as a component of the Company's Income PRIDES initially issued on May 28, 2003 (the "Income PRIDES") shall be paid to the Collateral Agent, which shall be paid to the Purchase Contract Agent for the benefit of the holders of Income PRIDES in accordance with the Pledge Agreement and the Purchase Contract Agreement. Interest on the Notes of this series will accrue from May 28, 2003, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for.

         (b)      Remarketing.

                  (i) Pursuant to the Remarketing Agreement, the Pledge Agreement and the Purchase Contract Agreement and as described below, the Company shall cause the Remarketing Agent to remarket (1) on any Remarketing Date that is not the third Business Day immediately preceding the Purchase Contract Settlement Date, (A) the Pledged Notes of Income PRIDES holders who have not already settled the purchase contracts included in their Income PRIDES, and (B) any other Notes of the holders who have elected to have their Notes so remarketed, for settlement on the third Business Day following such Remarketing Date, and (2) unless the Notes have been successfully remarketed or called for a Tax Event Redemption, on the third Business Day immediately preceding the Purchase Contract Settlement Date, (A) the Pledged Notes of Income PRIDES holders who have not already settled the purchase contracts included in their Income PRIDES and who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle such purchase contracts in cash, and (B) any other Notes of the holders who have elected to have their Debt Securities so remarketed.

                  (ii) The Company will request, not later than seven nor more than 15 calendar days prior to each Remarketing Announcement Date, that the Depository (or any successor or its nominee) notify by first-class mail, postage prepaid, the beneficial owners or participants holding Notes of the remarketing, including, if the Remarketing Announcement is being made on the seventh Business Day immediately preceding August 16, 2006, the procedures that must be followed in the event of a Failed Remarketing if any holder of Notes wishes to exercise its right to put such Notes to the Company as provided herein.

                  (iii) On each Remarketing Announcement Date, the Company will (a) together with the Reset Agent, select the Applicable Benchmark Treasury to be used to determine the Reset Rate and cause the Reset Agent to establish the Reset Spread to be added to the yield on the Applicable Benchmark Treasury expected to be in effect on the Remarketing Date, and (b) announce (the "Remarketing Announcement") the Reset Date, Reset Spread and Applicable Benchmark Treasury and any change in the scheduled interest payment dates and the maturity date that will become effective with respect to the Notes on the Reset Date upon a successful remarketing. On the Business Day immediately following the Remarketing Announcement

Date, the Company will cause the Remarketing Announcement to be published in an Authorized Newspaper. In the event of an unsuccessful remarketing attempt, the Company will cause a notice of the unsuccessful remarketing attempt to be published in an Authorized Newspaper no later than the second Business Day following the Remarketing Date on which the unsuccessful remarketing attempt occurred (which notice, if the unsuccessful remarketing attempt occurred on the third Business Day immediately preceding the Purchase Contract Settlement Date, shall include the procedures that must be followed if a holder of Notes wishes to exercise its right to put such Notes to the Company).

                  (iv) On or prior to the fifth Business Day, but no earlier than the 10th Business Day, immediately preceding a proposed Reset Date, holders of Notes that are not components of Income PRIDES may elect to have their Notes remarketed in the same manner as Notes that are components of Income PRIDES by delivering their Notes, along with a notice of such election to the Custodial Agent. The Company shall cause the Custodial Agent to hold the Notes so delivered for remarketing in an account separate from the Collateral Account (as defined in the Pledge Agreement). Holders of Notes electing to have those Notes remarketed will also have the right to withdraw the election on or prior to the fifth Business Day immediately preceding the proposed Reset Date. If a remarketing attempt is unsuccessful, the Company shall cause the Custodial Agent to return the Notes that are not components of Income PRIDES and that have been tendered for remarketing to their holders. Holders of Notes that are not components of Income PRIDES may at any time on or prior to the fifth Business Day immediately preceding August 16, 2006, as long as the Notes have not been called for a Tax Event Redemption and no successful remarketing of the Notes have previously occurred, elect to such Notes included in each remarketing attempt made by the Remarketing Agent by re-delivering their Notes and notice of election in the manner described above.

                  (v) On each Remarketing Date, the Company shall cause the Remarketing Agent to use its reasonable efforts to remarket the Notes that the Collateral Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the remarketing, at a price per $25 principal amount of the Notes such that the aggregate price on the Reset Date for the aggregate principal amount of the Notes being remarketed on that Remarketing Date will be approximately the Remarketing Price.

                  (vi) In the event of a successful remarketing, on the Remarketing Date, the Remarketing Agent shall notify (i) the Collateral Agent, the Custodial Agent, the Purchase Contract Agent, the Company, the Trustee and the Clearing Agency of the Reset Rate determined in such remarketing and any modification to the scheduled interest payment dates or maturity date of the Senior Notes and the aggregate principal amount of Notes sold in such remarketing, (ii) each purchaser of the Reset Rate (and the modified scheduled interest payment dates and maturity date of Notes, if any) and the aggregate principal amount such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency participant to pay the purchase price on the Reset Date in same day funds against delivery of the Notes purchased through the Clearing Agency's normal procedures.

                  (vii) In accordance with the Clearing Agency's normal procedures, on the Reset Date, the transactions described above with respect to each Note tendered for purchase and sold in such remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

                  (viii) A remarketing attempt on any Remarketing Date will be deemed unsuccessful if the Remarketing Agent is unable to remarket the Notes for a price that is at least the price necessary for the aggregate principal amount of the Notes being remarketed to have an aggregate price on the proposed Reset Date (a) if the proposed Reset Date is not the Purchase Contract Settlement Date, equal to 100% of the sum of the Treasury Portfolio Purchase Price, or (b) if the proposed Reset Date is the Purchase Contract Settlement Date, equal to 100% of the aggregate principal amount of such Notes; or if a condition precedent to such remarketing is not fulfilled.

                  (ix) Neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Notes, whether a remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under the Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

6. Record Dates. Each installment of interest on a Note shall be payable to the Person in whose name such Note is registered at the of business on the Regular Record Date for each Interest Payment Date, which (a) as long as the Notes remain in certificated form and are held by the Purchase Contract Agent or are held in book-entry form, will be 15 Business Days prior to the corresponding Interest Payment Date, or (b) if the Notes are in certificated form, but are not held by the Purchase Contract Agent, or are not held in book-entry form, will be at least one Business Day but not more than 60 Business Days prior to such corresponding Interest Payment Dates, as selected by the Company; provided that, unless the Purchase Contracts described in the Purchase Contract Agreement (as defined herein) have been terminated or unless a successful remarketing of the Notes has occurred, such Regular Record Date must be the same as the record date for the Income PRIDES set forth in the Purchase Contract Agreement. The Security Registrar may, but shall not be required to, register the transfer of Notes during the 10 days immediately preceding an Interest Payment Date. Any installment of interest on the Notes not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Notes on such Regular Record Date, and may be paid to the Persons in whose name such Notes are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record shall be given to the Holders of such Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, all as fully provided in the Indenture.

7. Place and Manner of Payment. The principal and each installment of interest on the Notes shall be payable at, and registration of transfers and exchanges in respect of the Notes may be effected at, the office or agency maintained by the Company in the Borough of Manhattan,

City of New York. Payment of interest may be made at the option of the Company by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of the Notes may be served at the office or agency of the Company in the Borough of Manhattan, City of New York. The Paying Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Notes.

8. Tax Event Redemption. If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time ("Tax Event Redemption") at a Redemption Price equal to, for each Note, the Redemption Amount (as herein defined) plus accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption (the "Tax Event Redemption Date"). Accrued and unpaid interest on the Notes which are due and payable on or prior to the Tax Event Redemption Date will be payable to the holders of the Notes registered as such at the close of business on the relevant record date(s). If the Tax Event Redemption occurs prior to the Reset Date, or if there is no Reset Date, prior to August 16, 2006, the Redemption Price payable with respect to the Notes pledged to the Collateral Agent at the time of the Tax Event Redemption under the Pledge Agreement dated as of May 28, 2003 by and among the Company, BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary, and Wachovia Bank, National Association, as Purchase Contract Agent (the "Pledge Agreement"), will be paid to the Collateral Agent on the Tax Event Redemption Date on or prior to 12:30 p.m., New York City time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Notes pledged to the Collateral Agent. Except as provided above, such Tax Event Redemption shall be in accordance with Article X of the Indenture.

9. Put Option. If the Notes are remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date and such remarketing has resulted in a Failed Remarketing, each holder of Notes who holds such Notes on the day immediately following the Purchase Contract Settlement Date shall have the right to require the Company to purchase such holder's Notes on September 30, 2006 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest, if any, thereon (the "Repayment Price"). In order for the Notes to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of such Notes of this series shall be made, either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date; the Repayment Price for any Pledged Notes shall be paid to the Collateral Agent for payment pursuant to the Pledge Agreement.

10.      No Sinking Fund. The Notes will not have the benefit of any Sinking
Fund.

11. Global Notes. Initially the Notes will be issued in certificated form in the name of Wachovia Bank, National Association, as Purchase Contract Agent, that are components of Income PRIDES, or in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depository for the Notes, that are not components of Income PRIDES), and may bear such legends as either the Purchase Contact Agent or DTC, respectively, may reasonably request.

12. No Charge of Registration of Transfer. No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

13. Form of Note. The Notes shall have such other terms and provisions as provided in the forms thereof set forth in Exhibit A hereto and shall be issued in substantially such forms.

         Each of the undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Notes and the definitions in the Indenture relating thereto and in respect of which this certificate is made. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with. In the opinion of each of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Notes, as requested in the accompanying Company Order have been complied with.

         IN WITNESS WHEREOF, each of the undersigned has executed this Officer's Certificate this 28th day of May, 2003.

                              AMERUS GROUP CO.

                              By: /s/ Roger K. Brooks
                                 ----------------------------------
                               Name:  Roger K. Brooks
                              Title:  Chairman, President and
                                      Chief Executive Officer

                              By: /s/ Brenda J. Cushing
                                 ------------------------------------
                               Name:  Brenda J. Cushing
                              Title:  Senior Vice President and
                                      Controller

                                AMERUS GROUP CO.

                         SENIOR NOTE INITIALLY DUE 2008

         AMERUS GROUP CO., a corporation duly organized and existing under the laws of the State of Iowa (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Wachovia Bank, National Association or registered assigns, the principal sum of 125,000,000 Dollars on the Maturity Date (as defined on the reverse hereof). This Note shall bear interest at the per annum rate payable as follows: (i) quarterly in arrears at an initial rate of 5.5% per annum on each February 16, May 16, August 16 and November 16, commencing August 16, 2003 to (but excluding) the Reset Date or, if a Failed Remarketing occurs, until August 16, 2008 and (ii) from and after the Reset Date, if any, semiannually in arrears on the Subsequent Interest Payment Dates, at the Reset Rate (each an "Interest Payment Date") until the principal hereof is paid or made available for payment. If the Reset Date is not an Interest Payment Date, the Company shall pay to the holders of record of the Notes on the Regular Record Date preceding the Reset Date (as if the Reset Date was an Interest Payment Date) the accrued and unpaid interest from the most recent Interest Payment Date to, but excluding, such Reset Date at the rate of interest in effect on the Notes prior to the Reset Date. If the Reset Date is not an Interest Payment Date, the interest payment described in the previous sentence attributable to Notes pledged as collateral under the Pledge Agreement (the "Pledged Notes") and held as a component of the Company's Income PRIDES initially issued on May 28, 2003 (the "Income PRIDES") shall be paid to the Collateral Agent, which shall be paid to the Purchase Contract Agent for the benefit of the holders of Income PRIDES in accordance with the Pledge Agreement and the Purchase Contract Agreement. Interest on the Notes of this series will accrue from May 28, 2003, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for.

         The amount of any interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly or semiannual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which (a) as long as the Notes remain in certificated form and are held by the Purchase Contract Agent or are held in book-entry form, will be 15 Business Days prior to the corresponding Interest Payment Date, or (b) if the Notes are in certificated form, but are not held by the Purchase Contract Agent, or are not held in book-entry form, will be at least one Business Day but not more than 60 Business Days prior to such corresponding Interest Payment Dates, as selected by the Company for the corresponding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Note may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Register or by wire transfer to an account designated by the person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        AMERUS GROUP CO.

                                        By: /s/ Roger K. Brooks
                                           ------------------------------------
                                          Name: Roger K. Brooks
                                         Title: Chairman, President and
                                                Chief Executive Officer

                                        By: /s/ Brenda J. Cushing
                                           -------------------------------------
                                          Name: Brenda J. Cushing
                                         Title: Senior Vice President and
                                                Controller

                          CERTIFICATE OF AUTHENTICATION

Dated: May 28, 2003

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                         Trustee

                                         By:  /s/ David Massa
                                           -------------------------
                                          Name: David Massa
                                         Title: Vice President

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of June 16, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on May 28, 2003 creating the series designated on the face hereof (herein called, the "Officer's Certificate"), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         Unless a Tax Event Redemption shall previously occur, the "Maturity Date" shall mean May 16, 2008 unless extended by the Company in connection with a successful remarketing of the Notes pursuant to the Remarketing Agreement; provided that, (i) in no event shall such extended Maturity Date be less than two years from the Reset Date, (ii) in connection with any successful remarketing of the Notes pursuant to the Remarketing Agreement, the Company shall have the right to extend the Maturity Date to a date that is two, three, five, seven or ten years from the Reset Date and (iii) if the Notes are not successfully remarketed by the third Business Day immediately preceding August 16, 2006, the Maturity Date shall be August 16, 2008.

         If the Notes are successfully remarketed in accordance with the Remarketing Agreement, the "Subsequent Interest Payment Dates" shall mean the date that is six months after the Reset Date and, thereafter, on each date that is six months from the prior Subsequent Interest Payment Date.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes of this series in whole (but not in part) at any time at a Redemption Price equal to the Redemption Amount plus accrued and unpaid interest thereon to the Tax Event Redemption Date.

         The Holder of this Note may, on or prior to the fifth Business Day immediately preceding any proposed Reset Date or August 16, 2006 tender this Note to BNY Midwest Trust Company, as Custodial Agent, for remarketing in accordance with the Pledge Agreement dated as of May 28, 2003 among the Company, Wachovia Bank, National Association and BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary.

         If the Notes are remarketed on the third Business Day immediately preceding August 16, 2006 and such remarketing has resulted in a Failed Remarketing, each Holder of Notes who holds such Notes on the day immediately following the Purchase Contract Settlement Date shall have the right to require the Company to purchase such Holder's Notes on September 30, 2006 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, thereon (the "Repayment Price").

         In order for the Notes to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, the Notes of this series to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of such Notes shall be made, either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date; the Repayment Price for any Pledged Notes shall be paid to the Collateral Agent for payment pursuant to the Pledge Agreement.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of 25% of the aggregate principal amount of the Notes at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         The Notes are issuable only in registered form without coupons in denominations of $25. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture and the Officer's Certificate shall have the meanings assigned to them in the Indenture and in the Officer's Certificate.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay $______ principal amount of the within Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

          ______________________________________________________________________
                 (Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Note, a new Note or Note representing the remaining aggregate principal amount of this Note.

         For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company at its principal executive office, Attn: Secretary, no later than 5:00 p.m. on the third Business Day prior to September 30, 2006.

Dated:

                                 Signature:____________________

                                 Signature Guarantee:__________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note without alternation or enlargement or any change whatsoever.

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note initially due 2008 to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Insert assignee's social security or tax identification number)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                             (Insert address and zip code of assignee)
and irrevocably appoints
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
agent to transfer this Note on the Register. The agent may substitute another to act for him or her.

         Date:___________________

                                               Signature:_______________________

                                               Signature Guarantee:_____________

              (Sign exactly as your name appears on the other side of this Note)

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.